Filed Pursuant to Rule 424(b)(1)
Registration No. 333-196883

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor does it solicit offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated September 2, 2014

Prospectus Supplement to Prospectus dated June 18, 2014

Shares

Common Stock

ING Groep N.V. (“ING Group” or the “Selling Stockholder”) is offering              shares of the common stock of Voya Financial, Inc. (“Voya Financial”). The underwriters have agreed to purchase the shares of our common stock from the Selling Stockholder at a price of $             per share, which will result in approximately $             of aggregate proceeds to the Selling Stockholder, before deducting expenses. The underwriters may offer the shares of common stock for sale from time to time in one or more transactions on the New York Stock Exchange (“NYSE”), in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to their right to reject any order in whole or in part. See “Underwriting”. Voya Financial will not receive any of the proceeds from the sale of the shares sold by the Selling Stockholder.

Concurrently with the completion of this offering, Voya Financial expects to repurchase from ING Group an additional number of shares of our common stock having an aggregate repurchase price of $300,000,000 (the “Direct Share Buyback”). The per share purchase price paid by Voya Financial will be equal to the per share purchase price paid by the underwriters in this offering. See “Summary—Direct Share Buyback from ING Group”.

The number of shares offered hereunder, when added to the number of shares subject to the Direct Share Buyback, is expected to equal 30,000,000 shares.

Our common stock is listed on the NYSE under the symbol “VOYA”. The last reported sale price of our common stock on the NYSE on August 29, 2014 was $39.09 per share.

Investing in our common stock involves risk. See “Risk Factors” on page S-4 of this prospectus supplement and in “Part II, Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on September     , 2014.

Morgan Stanley	BofA Merrill Lynch

Prospectus Supplement dated September     , 2014

None of Voya Financial, the Selling Stockholder, or the underwriters has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by, or on behalf of, Voya Financial or to which Voya Financial has referred you. Voya Financial, the Selling Stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of our common stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding Voya Financial’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-196883), that we filed with the Securities and Exchange Commission (“SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, we use in this prospectus supplement the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation, and we use the terms “Voya Financial”, “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus may contain forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other filings we make with the SEC, in each case that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

We do not undertake or necessarily intend to correct or update any forward-looking statements that we later determine will not be or is unlikely to be achieved or realized, except as may be required by U.S. Federal securities laws.

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SUMMARY

This summary should be read together with this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, “Part II, Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, and the documents incorporated by reference into this prospectus supplement and accompanying prospectus, which are described under “Where You Can Find More Information” in the accompanying prospectus.

Common stock offered by the Selling Stockholder in this offering	shares.

Common stock to be outstanding immediately after this offering and the Direct Share Buyback	shares. This offering will have no effect on the number of shares of our common stock outstanding. However, the Direct Share Buyback will reduce the number of shares of our common stock outstanding.

Direct Share Buyback from ING Group	Concurrently with the completion of this offering, we expect to repurchase from ING Group shares of our common stock having an aggregate repurchase price of $300,000,000. See “—Direct Share Buyback from ING Group”. The purchase price per share of shares repurchased in the Direct Share Buyback will be equal to the per share purchase price paid by the underwriters to the Selling Stockholder in this offering.

The number of shares offered hereunder, when added to the number of shares subject to the Direct Share Buyback, is expected to equal 30,000,000 shares. Upon the completion of this offering and the Direct Share Buyback, we estimate that ING Group’s ownership of our common stock will decrease from approximately 43% to approximately 32% of our issued and outstanding common stock.

Voting rights	Each share of our common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. See “Description of Our Capital Stock—Authorized Capital Stock—Common Stock” in the accompanying prospectus.

Use of proceeds	We will not receive any of the proceeds from the sale of shares by the Selling Stockholder in this offering.

Dividend policy	We currently intend to continue to pay quarterly cash dividends on our common stock at the current amount of $0.01 per share, at the discretion of the Board of Directors. See “Dividend Policy”.

Listing	Our common stock is listed on the NYSE.

Ticker symbol	“VOYA”.

Warrants	In connection with our IPO, we issued to ING Group warrants that are exercisable for 26,050,846 shares of our common stock at an exercise price of $48.75 per share of common stock, in each case subject to adjustments. See “Description of Warrants—ING Group Warrants” in the accompanying prospectus.

Direct Share Buyback from ING Group

On September 1, 2014, we entered into a Share Repurchase Agreement with ING Group (the “Share Repurchase Agreement”), pursuant to which we will acquire from ING Group, subject to certain terms and conditions, shares of our common stock having an aggregate purchase price of $300,000,000 (the “Direct Share Buyback”). Pursuant to the Share Repurchase Agreement, the purchase price per share of common stock will be equal to the per share purchase price to be paid by the underwriters in this offering.

The Direct Share Buyback and the entry into the Share Repurchase Agreement were each authorized by a special committee of our Board of Directors consisting solely of independent and disinterested directors (the “Special Committee”), which was formed for the sole purpose of considering the Direct Share Buyback. The Special Committee retained independent financial and legal advisors for purposes of its deliberations.

Pursuant to the Share Repurchase Agreement, the Direct Share Buyback will be subject to a number of conditions (unless waived by the Company with the approval of the Special Committee), including:

•	The successful completion of this offering;

•	That upon the completion of this offering and the Direct Share Buyback, ING Group and its affiliates will beneficially own, in the aggregate, less than 35% of the issued and outstanding shares of our common stock;

•	The resignation from our Board of Directors, effective as of the time of the closing of the Direct Share Buyback, of a director who is designated as “ING Group Director” for purposes of our Shareholder Agreement with ING Group; and

•	The receipt by the Special Committee of a fairness opinion, in form satisfactory to the Special Committee, from Greenhill & Co., LLC, the Special Committee’s financial advisor.

The Direct Share Buyback will be funded from our existing cash on hand.

The Direct Share Buyback is being made pursuant to the Company’s existing authorization to repurchase shares of its common stock. Following the completion of the Direct Share Buyback, the Company expects that the remaining authorization under the Share Repurchase Program would permit future repurchases by the Company of shares of common stock having an aggregate purchase price of up to approximately $210 million.

In connection with the Direct Share Buyback, we expect that Hendricus A. (“Henny”) Koemans, who is an “ING Group Director” for purposes of our Shareholder Agreement with ING Group, will resign effective upon the closing of the Direct Share Buyback. Following this resignation, eight members of our Board of Directors will remain in office, including our Chairman and Chief Executive Officer, our five independent directors, and two ING Group Directors. The Nominating and Governance Committee of our Board of Directors is currently working with an executive search firm to identify and recruit a potential director candidates to replace Mr. Koemans. It is expected that the candidate ultimately selected will qualify as “independent” for purposes of the NYSE listed company rules and the rules of the SEC relating to the independence of audit committee and compensation committee members.

Although, as described above, the closing of the Direct Share Buyback is conditioned on the closing of this offering (among other conditions), the closing of this offering is not conditioned upon the closing of the Direct Share Buyback, and there can be no assurance that the Direct Share Buyback will be completed even if this offering is completed.

The Share Repurchase Agreement has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part.

RISK FACTORS

You should carefully consider each of the risk factors described below and in “Part II, Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to purchase our common stock. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

The price of our common stock may be volatile and may be affected by market conditions beyond our control.

Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks below or those incorporated by reference into this prospectus supplement:

•	our operating and financial performance and prospects;

•	our announcements or our competitors’ announcements regarding new products or services, enhancements, significant contracts, acquisitions or strategic investments;

•	changes in earnings estimates or recommendations by securities analysts who cover our common stock;

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in our capital structure, such as future issuances of securities, sales of large blocks of common stock by our stockholders, including ING Group, or the incurrence of additional debt;

•	departure of key personnel;

•	reputational issues;

•	changes in general economic and market conditions;

•	changes in industry conditions or perceptions or changes in the market outlook for the insurance industry; and

•	changes in applicable laws, rules or regulations, regulatory actions affecting us and other dynamics.

The stock market has experienced extreme price and volume fluctuations in recent years. The market prices of securities of insurance and financial services companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. These market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of your investment.

Future sales of a substantial number of shares of our common stock may depress the price of our shares.

If our stockholders sell a large number of shares of our common stock, or if we issue a large number of shares of our common stock in connection with future acquisitions, financings, or other circumstances, the market price of shares of our common stock could decline significantly. Moreover, the perception in the public market that our stockholders might sell shares of our common stock could depress the market price of those shares. In addition, following this offering, ING Group will continue to hold a substantial number of shares of our common stock, and sales of a substantial number of shares of our common stock by ING Group could adversely affect the market price of our common stock. ING Group has agreed with the European Commission that it will fully divest itself of Voya Financial, Inc. common stock by no later than December 31, 2016. See

“Item 1. Business—Regulation—Dutch State Transactions and Restructuring Plan” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus supplement.

All the shares sold in this offering will be freely tradable without restriction, except for shares acquired by any of our affiliates, including ING Group. Immediately after this offering, the public market for our common stock will include the              shares of common stock that are being sold in this offering; the 74,971,003 shares of common stock sold in our initial public offering; the 37,950,000 shares of common stock sold in a registered offering on October 29, 2013; and the 30,475,000 shares of common stock sold in a registered offering on March 25, 2014. In addition, we have registered shares of common stock that are reserved for issuance under our employee benefit plans. The shares under our employee benefit plans can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates. In addition, we have entered into a registration rights agreement with ING Group pursuant to which we are obligated to register ING Group’s shares of our common stock for public resale upon request by ING Group. See “Description of Our Capital Stock—Registration Rights Agreement” in the accompanying prospectus.

We, ING Group and our directors and executive officers have entered into lock-up arrangements under which we and they have agreed that we and they will not sell, directly or indirectly, any common stock for a period of 45 days from the date of this prospectus supplement (subject to certain exceptions) without the prior written consent of [—]. See “Underwriting”.

Provisions in our amended and restated certificate of incorporation and amended and restated by-laws, of Delaware corporate and of state insurance laws, may prevent or delay an acquisition of us, which could decrease the trading price of our common stock.

State laws, provisions of Voya Financial’s amended and restated certificate of incorporation and amended and restated by-laws may delay, deter, prevent or render more difficult a takeover attempt that our stockholders might consider in their best interests. For example, such laws or provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving the Company. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if our Board of Directors decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our insurance subsidiaries. In addition, the Investment Company Act would require approval by the contract owners of our variable contracts in order to effectuate a change of control of any affiliated investment adviser to a mutual fund underlying our variable contracts. Further, FINRA approval would be necessary for a change of control of any FINRA registered broker-dealer that is a direct or indirect subsidiary of the Company.

Section 203 of the DGCL may affect the ability of an “interested stockholder” to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares, for a period of three years following the time that the stockholder becomes an “interested stockholder”. An “interested stockholder” is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation.

Our amended and restated certificate of incorporation and our amended and restated by-laws include provisions that may have anti-takeover effects and may delay, deter or prevent a takeover attempt that our stockholders might consider in their best interests. For example, our amended and restated certificate of incorporation and by-laws prohibit stockholders from calling special meetings of our stockholders and from taking action by written consent. See “Description of Our Capital Stock—Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws and Applicable Law” in the accompanying prospectus.

The completion of the Direct Share Buyback is subject to conditions and there can be no assurance that the Direct Share Buyback will occur.

The completion of this offering is not conditioned upon the closing of the Direct Share Buyback. Accordingly, the possibility exists that this offering will be completed and the Direct Share Buyback will not have been completed, for example due to the failure to satisfy or waive one or more closing conditions to the Direct Share Buyback. In such circumstances, the shares of common stock that would otherwise have been repurchased by us in the Direct Share Buyback would remain owned by ING Group, which would increase ING Group’s proportionate share of our outstanding common stock above what it would have been had the Direct Share Buyback been completed. In addition, in such a circumstance the number of shares of our common stock outstanding immediately following this offering would be higher than it would be if the Direct Share Buyback were to have been completed. Finally, to the extent we sought to repurchase our common stock through other means, we might face higher repurchase costs.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares in this offering.

DIVIDEND POLICY

We currently intend to continue to pay quarterly cash dividends on our common stock at the current amount of $0.01 per share, although any declaration of dividends will be at the discretion of the Board of Directors and will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries) and any other factors that the Board of Directors deems relevant in making such a determination. In addition, we have issued junior subordinated debt securities that limit our ability to pay dividends on or repurchase our common stock in certain circumstances. Therefore, there can be no assurance that we will pay any dividends in the future to holders of our common stock, or as to the amount of any such dividends.

Delaware law requires that dividends be paid only out of “surplus,” which is defined as the fair market value of our net assets, minus our stated capital; or out of the current or the immediately preceding year’s earnings. Voya Financial, Inc. is a holding company and has no direct operations. All of its business operations are conducted through its subsidiaries. The states in which our insurance subsidiaries are domiciled impose certain restrictions on our insurance subsidiaries’ ability to pay dividends to Voya Financial, Inc. These restrictions are based in part on the prior year’s statutory income and surplus. Such restrictions, or any future restrictions adopted by the states in which our insurance subsidiaries are domiciled, could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Voya Financial, Inc. by our subsidiaries without affirmative approval of state regulatory authorities. For more details, see “Risk Factors—Risks Related to our Holding Company Structure” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus supplement.

The following sets forth the dividends that our Board of Directors has declared on our common stock since our initial public offering in May 2013:

Record Date	Payable Date	Amount Per Share
August 29, 2014	September 30, 2014	$0.01
June 9, 2014	June 30, 2014	$0.01
February 28, 2014	March 31, 2014	$0.01
November 29, 2013	December 30, 2013	$0.01
August 30, 2013	October 1, 2013	$0.01

PRICE RANGE OF VOYA FINANCIAL, INC. COMMON STOCK

Voya Financial common stock is listed on the NYSE under the symbol “VOYA”. The following sets forth the high and low reported prices for Voya Financial common stock for each quarter since our initial public offering:

Quarter Ended	High	Low
June 30, 2014	$37.59	$32.60
March 31, 2014	$37.75	$32.70
December 31, 2013	$36.08	$28.64
September 30, 2013	$32.70	$26.97
June 30, 2013	$29.06	$19.20

From July 1, 2014 to August 29, 2014, the high and low reported prices for Voya Financial common stock on the NYSE were $39.58 and $35.73, respectively. The last reported sale price of our common stock on the NYSE on August 29, 2014 was $39.09 per share.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

This section summarizes material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by a non-U.S. holder. You are a “non-U.S. holder” if you are, for U.S. federal income tax purposes, a beneficial owner of our common stock that is:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from common stock.

This section applies to you only if you acquire our common stock in this offering and you hold our common stock as a capital asset for U.S. federal income tax purposes.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction and does not address the potential application of the Medicare contribution tax. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed regulations, and administrative and judicial interpretations, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, owning and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Distributions on our common stock will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined by U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of your tax basis in our common stock and then as gain on the disposition of our common stock. Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	an applicable and valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury Regulations.

If you are eligible for a reduced rate of U.S. federal withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and, either (i) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs, or (ii) you held (directly or indirectly) more than 5% of our common stock at any time during the five-year period preceding the disposition.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such institutions fail to comply with information reporting and due diligence requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. You could be affected by this withholding if you are subject to the information reporting and due diligence requirements and fail to comply with them or if you hold common stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, this withholding tax will not apply to payments of gross proceeds from a sale or other disposition of common stock before January 1, 2017.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are generally exempt from backup withholding and information reporting on IRS Form 1099 with respect to:

•	payment of dividends on our common stock and

•	payment of proceeds from the sale of our common stock effected at a U.S. office of a broker,

in each case, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an applicable and valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury Regulations, or

•	you otherwise establish an exemption.

Payment of proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, a sale of our common stock that is effected at a foreign office of a broker will be subject to backup withholding and information reporting if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our common stock that is effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	the foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund (or a credit) of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

SELLING STOCKHOLDER

Immediately following the offering and the Direct Share Buyback, ING Group will own approximately 32% of our outstanding common stock.

ING Group is selling              shares of our common stock in this offering. The number of shares offered hereunder, when added to the number of shares subject to the Direct Share Buyback, is expected to equal 30,000,000 shares.

The following table presents information as of September 2, 2014 regarding the beneficial ownership of our common stock by the Selling Stockholder.

	Shares of Common Stock Beneficially Owned Before the Completion of the Offering		Shares Being Sold by Stockholder in the Offering	Shares Being Sold by Stockholder in the Direct Share Buyback	Shares of Common Stock Beneficially Owned After Completion of the Offering and the Direct Share Buyback
Name and Address of Selling Stockholder	Number of Shares	Percentage of Class	Number of Shares	Number of Shares	Number of Shares	Percentage of Class
ING Groep N.V. Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands	110,117,374	43%					%

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom [—] is acting as representative, have severally agreed to purchase, and the Selling Stockholder has agreed to sell to them, severally, the number of shares indicated below:

Underwriters	Number of Shares
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from the Selling Stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters are purchasing the shares of common stock from the Selling Stockholder at a price of $             per share, which will result in approximately $             aggregate proceeds to the Selling Stockholder, before deducting expenses. The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares of common stock may be deemed underwriting compensation.

The estimated offering expenses payable by us are approximately $            .

Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”.

We and all of our directors and officers and the Selling Stockholder have agreed, subject to certain exceptions, that, without the prior written consent of the representative on behalf of the underwriters, we and they will not, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person have agreed that, without the prior written consent of the representative on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, the representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the Selling Stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or persons or entities with a relationship with us. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our Amended and Restated Revolving Credit Agreement and Term Loan Agreement and act as agents thereunder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Australia

Neither this document nor any other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (Corporations Act)) has been, or will be, lodged with the Australian Securities & Investments Commission (ASIC) and does not constitute an offer except to the following categories of exempt investors:

(i) “sophisticated investors” under section 708(8)(a) or (b) of the Corporations Act;

(ii) “sophisticated investors” under section 708(8)(c) or (d) of the Corporations Act who have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before any offer has been made; or

(iii) “professional investors” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

By purchasing shares of common stock, you warrant and agree that:

(i) you are an exempt investor under one of the above categories; and

(ii) you will not offer any shares of common stock issued or sold to you pursuant to this document for sale in Australia within 12 months of those shares being issued or sold unless any such sale offer is exempt from the requirement to issue a disclosure document (as defined in the Corporations Act) under sections 708 or 708A of the Corporations Act.

People’s Republic of China

This prospectus supplement may not be circulated or distributed in the People’s Republic of China (“China”) and the shares of common stock may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan or the special administrative regions of Hong Kong and Macau.

Egypt

The shares of common stock may not be offered or sold in any form of general solicitation or general advertising or in a public offering in Egypt, unless the pre-approval of the Egyptian Financial Supervisory Authority (“EFSA”) has been obtained. Shares of common stock offered and sold in the offering may only be offered or sold in Egypt through a private placement to Egyptian QIBs or Professional High Net Worth Investors (each as defined below) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments for the purposes of their business and only in accordance with applicable Egyptian law and regulations including the applicable provisions of the Capital Market Law (“CMA”) and the provisions of the CMA’s Directives No. 31 for the year 2002 concerning private placements.

Each purchaser of the shares of common stock offered in the private placement in Egypt will be deemed to have represented that it is either an Egyptian QIB or a Professional High Net Worth Investor within the meaning of the CMA and the CMA’s Directives No. 31 of the year 2002 concerning private placements.

An “Egyptian QIB” is an institutional investor having (i) a minimum asset book value of 20.0 million Egyptian Pounds (“EGP”); (ii) a minimum equity book value of EGP 10.0 million; (iii) a minimum investment in securities (excluding securities related to the offering) of EGP 5.0 million as of date of the placement; or (iv) a license to operate in the field of securities and permitted to acquire securities within its objects. In addition, an Egyptian QIB should also have at least five years experience in capital markets and stock exchanges locally and internationally.

A “Professional High Net Worth Investor” is an individual investor: (i) who owns assets with a minimum value of EGP 2.0 million; (ii) with a minimum annual income of EGP 500,000; (iii) with a minimum bank savings account balance of EGP 500,000; (iv) who, as of the placement date, holds securities in two joint stock companies (excluding the offering) with a minimum value of EGP 2.0 million; or (v) who has at least five years experience in capital markets and stock exchanges locally or internationally.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 3(2) or Article 4(1) of the Prospectus Directive,

provided that no such offer of Securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

Hong Kong

Shares of our common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

WARNING

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Jordan

The shares of common stock have not been presented to, or approved by, the Jordanian Securities Commission or the Board for Regulating Transactions in Foreign Exchanges. The underwriters have confirmed that they will not offer the shares of common stock to potential investors in Jordan except (i) pursuant to a prospectus that is filed and approved by the Jordanian Securities Commission and (ii) by persons licensed to do so pursuant to the Jordanian Securities Law and the Law Regulating Trading in Foreign Exchanges, or exemptions from such filing and licenses apply or have been obtained.

Kuwait

FOR RESIDENTS OF KUWAIT ONLY:

Unless all necessary approvals from the Kuwait Capital Markets Authority (“CMA”) pursuant to Law No. 7/2010, its Executive Regulations and the various Resolutions and Announcements issued pursuant thereto or in connection therewith have been given in relation to the marketing of, and sale of, the shares, these may not be offered for sale, nor sold in the State of Kuwait (“Kuwait”). Neither this prospectus supplement nor any of the information contained herein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

With regard to the contents of this document we recommend that you consult a party licensed by the CMA to conduct securities activities in Kuwait and specialized in giving advice about the purchase of shares and other securities before making the subscription decision.

The Netherlands

No offer of any shares of our common stock, which are the subject of the offering contemplated by this document, has been made or will be made in the Netherlands, unless in reliance on Article 3(2) or Article 4(1) of the Prospectus Directive and provided that:

(a) such offer is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive) in the Netherlands; or

(b) standard exemption logo and wording are disclosed as required by article 5:20(5) of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht, the “FSA”); or

(c) such offer is otherwise made in circumstances in which article 5:20(5) of the FSA is not applicable.

Qatar

Without the approval of the Qatar Financial Markets Authority (the “QFMA”), the common shares will not be provided, promoted, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar to any person.

If the approval of the QFMA is obtained, the offer of the common shares in the State of Qatar will only be made through a private placement on an exclusive basis to the specifically intended professional and sophisticated identified recipient thereof, upon that person’s request and initiative, for personal use only and will not be provided, promoted, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar to any other person. Such an offer shall in no way be construed as a general public offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. Such promotion will not be approved by the Qatar Central Bank and will not be registered or licensed by any other regulator in the State of Qatar including the Qatar Financial Centre Regulatory Authority and the Qatar Exchange. If provided in the State of Qatar in accordance with the foregoing restrictions, the information contained in this prospectus supplement shall be for the recipient only and may not be shared with any third party in Qatar. It shall not be for general circulation in the State of Qatar and any distribution or reproduction of this prospectus supplement by any recipient to third parties in Qatar is not permitted and shall be at the liability of such recipient only and no liability whatsoever shall apply to ING U.S., Inc. or the underwriters in this regard.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulation issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the shares pursuant to an offer under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Taiwan

Shares of common stock cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

United Arab Emirates

The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). This offering does not constitute a public offer of shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), or the DFSA Markets Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.

The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. We represent and warrant that the shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones.

Dubai International Financial Centre. This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities within Article 49(2)(a) to (d) of the Order or other persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-3 (File No. 333-196883) relating to our common stock. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may read and copy the registration statement at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at investors.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus supplement, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. You may read and copy any document that we file at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that Voya Financial can disclose important information to you by referring to those documents, and later information that Voya Financial files with the SEC will automatically update and supersede that information, as well as the information contained in this prospectus supplement. Voya Financial incorporates by reference into this prospectus supplement the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 10, 2014 and Amendment No. 1 on Form 10-K/A, filed on April 30, 2014;

(2) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 7, 2014;

(3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 12, 2014;

(4) Current Reports on Form 8-K, dated February 14, 2014 and filed on February 21, 2014, dated and filed on March 13, 2014, dated March 13, 2014 and filed on March 18, 2014 (item 8.01 only), dated March 18, 2014 and filed on March 18, 2014 (item 1.01 and item 9.01, exhibit 10.1 only); dated and filed on March 24, 2014, dated March 25, 2014 and filed on March 28, 2014, dated and filed on April 7, 2014, dated May 28, 2014 and filed on May 30, 2014, dated and filed on June 2, 2014, dated July 30, 2014 and filed on July 31, 2014, and dated and filed on September [2], 2014;

(5) Definitive Proxy Statement on Schedule 14A, filed on June 16, 2014 and the Definitive Additional Materials, filed on June 20, 2014 and July 22, 2014;

(6) Registration Statement on Form 8-A, filed on April 29, 2013 (to the extent not superseded by the information contained under the caption “Description of Our Capital Stock” in the accompanying prospectus); and

(7) All filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K) until all the shares of the common stock to which this prospectus supplement relates are sold or the offering is otherwise terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at investors.voya.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. included in Voya Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Voya Financial, Inc. (“Voya Financial”) may offer to sell these securities, or any combination thereof; the co-registrant, Lion Connecticut Holdings Inc. (“Lion Holdings”), which is a wholly owned subsidiary of Voya Financial, may offer guarantees of debt securities issued by Voya Financial; and ING Groep N.V. (“ING Group”), or, in certain cases, other permitted transferees of registration rights held by ING Group (any such permitted transferees, together with ING Group, the “Selling Securityholders”) may offer to sell shares of common stock or the ING Group Warrants (as defined and described herein under the caption “Description of Warrants—ING Group Warrants”); in each case, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Selling Securityholders may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. See “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”.

Investing in these securities involves risk. See “Risk Factors” on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 18, 2014

Neither Voya Financial nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses prepared by, or on behalf of, Voya Financial or to which Voya Financial has referred you. Neither Voya Financial nor any Selling Securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Voya Financial is offering to sell the securities, and any Selling Securityholder is offering to sell shares of common stock and the ING Group Warrants, as applicable, only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents which we incorporate by reference into this prospectus or the accompanying prospectus supplement may contain forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other filings we make with the Securities and Exchange Commission (“SEC”), in each case that are incorporated by reference into this prospectus.

We do not undertake or necessarily intend to correct or update any forward-looking statements that we later determine will not be or is unlikely to be achieved or realized, except as may be required by U.S. Federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that Voya Financial can disclose important information to you by referring to those documents, and later information that Voya Financial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. Voya Financial hereby incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 10, 2014 (the “2013 Annual Report”) and Amendment No. 1 to Form 10-K/A, filed on April 30, 2014 (“Amendment No. 1 to the 2013 Annual Report”);

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 12, 2014;

(3) Current Reports on Form 8-K filed on February 21, 2014 and March 13, 2014;

(4) Current Report on Form 8-K dated March 13, 2014 and filed on March 18, 2014 (item 8.01 only);

(5) Current Report on Form 8-K dated March 18, 2014 and filed on March 18, 2014 (item 1.01 only);

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(6) Current Reports on Form 8-K filed March 24, 2014, March 28, 2014, April 7, 2014, May 30, 2014 and June 2, 2014;

(7) Definitive Proxy Statement on Schedule 14A, filed on June 16, 2014;

(8) Registration Statement on Form 8-A, filed on April 29, 2013 (to the extent not superseded by the information contained herein under the caption “Description of Our Capital Stock”); and

(9) All filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) until the filing of a post-effective amendment to this registration statement indicating that the offering of the securities registered under this registration statement has been completed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus (including guarantees of the co-registrant described herein and registered hereunder) in one or more offerings; and any Selling Securityholder may sell our common stock or the ING Group Warrants in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or any Selling Securityholder may offer and the general manner in which the securities may be offered. Each time we or any Selling Securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

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Unless the context otherwise requires, we use in this prospectus the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation; we use the term “Lion Holdings” to refer to the co-registrant, Lion Connecticut Holdings Inc., a Connecticut corporation and our wholly owned subsidiary; and we use the terms “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries.

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ABOUT VOYA FINANCIAL, INC.

We are a premier retirement, investment and insurance company serving the financial needs of approximately 13 million individual and institutional customers in the United States as of December 31, 2013. Our vision is to be America’s Retirement Company™. Our approximately 7,000 employees (as of December 31, 2013) are focused on executing our mission to make a secure financial future possible—one person, one family and one institution at a time. Through our retirement, investment management and insurance businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya Financial, Inc. is the holding company for all our operations, and dividends, returns of capital and interest income on intercompany indebtedness from Voya Financial, Inc.’s subsidiaries are the principal sources of funds available to Voya Financial, Inc. to pay principal and interest on its outstanding indebtedness, to pay corporate operating expenses, to pay any stockholder dividends and to meet its other obligations. These subsidiaries are legally distinct from Voya Financial, Inc. and, except to the extent that Lion Holdings, or any other subsidiary guarantor (as defined and described herein under the caption “Description of Debt Securities We May Offer—Subsidiary Guarantee; Future Subsidiary Guarantees”), has guaranteed or will guarantee any indebtedness of Voya Financial, Inc., our subsidiaries have no obligation to pay amounts due on the debt of Voya Financial, Inc. or to make funds available to Voya Financial, Inc. for such payments. The ability of our subsidiaries to pay dividends or other distributions to Voya Financial, Inc. in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements and applicable regulatory restrictions. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

The ability of our insurance subsidiaries to pay dividends and make other distributions to Voya Financial, Inc. will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on the ability to pay dividends to their respective parents. These restrictions are based, in part, on the prior year’s statutory income and surplus for the relevant subsidiary. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile.

Lion Holdings, the co-registrant, is wholly owned by Voya Financial, Inc. and is also a holding company, and accordingly its ability to make payments under its guarantees of our indebtedness is subject to restrictions and limitations similar to those that apply to Voya Financial, Inc.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200. Our website address is www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”. Unless specifically stated in the prospectus supplement relating to the offering of any securities other than our common stock, we do not intend to list on a securities exchange any other security being offered or sold by means of this prospectus.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K, as supplemented and amended by the information set forth in “Part II, Item 1A. Risk Factors” of each Quarterly Report on Form 10-Q filed subsequent to our most recently filed Annual Report on Form 10-K, and any other subsequent information we file with the SEC (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

We will not receive any of the proceeds from the sale of shares of common stock or ING Group Warrants by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

A brief summary of some of the provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of July 13, 2012 (the “Senior Indenture”), among the Company, as issuer, Lion Holdings as initial guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), under which senior debt securities may be issued and to the Junior Subordinated Indenture, dated as of May 16, 2013 (the “Subordinated Indenture”), among the Company, as issuer, Lion Holdings as initial guarantor and the Trustee, under which subordinated debt securities may be issued. The following description of our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read the Senior Indenture and the Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities We May Offer”, the terms “Company,” “we,” “us,” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

General

We may issue an unlimited aggregate principal amount of senior debt securities under the Senior Indenture and an unlimited aggregate principal amount of subordinated debt securities under the Subordinated Indenture. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the Senior Indenture and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the Subordinated Indenture and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the Subordinated Indenture and described below under “—Subordination”, including our senior debt securities, and equally with all of our other unsecured and subordinated obligations.

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture—the Senior Indenture, in case of the senior debt securities, and the Subordinated Indenture, in the case of the subordinated debt securities. The Senior Indenture and the Subordinated Indenture are contracts between us and U.S. Bank National Association, as Trustee. The Senior Indenture and the Subordinated Indenture are substantially identical, except for the covenants described below under “—Restrictive Covenants Applicable to Senior Debt Securities”, which are included only in the Senior Indenture, and the provisions relating to subordination described below under “—Subsidiary Guarantee; Future Subsidiary Guarantees” and “—Subordination”, which are included only in the Subordinated Indenture.

Reference to the indenture or the Trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The Trustee has two main roles:

•	First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described under “—Events of Default, Notice and Waiver”; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The Senior Indenture and the Subordinated Indenture and their associated documents contain the full legal text of the matters described in this section. The Senior Indenture and the first, second and third supplemental indentures to the Senior Indenture and the Subordinated Indenture and the first supplemental indenture to the Subordinated Indenture appear as exhibits to the registration statement of which this prospectus forms a part.

Issuance in Series

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series (which shall distinguish the series from all other series of debt securities);

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the series that may be authenticated and delivered under the applicable indenture;

•	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;

•	the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	if the series of debt securities are subordinated debt securities, the terms, if any, upon which we may defer payment of interest;

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;

•	if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;

•	if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the defeasance covenant shall not apply to the securities of the series, and the adoption and applicability, if any, to the securities of the series of any terms and conditions similar to the defeasance covenant;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;

•	any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•	if the securities of such series are not to be guaranteed by any subsidiary guarantor (as defined below), an express determination to that effect;

•	any additional or different covenants that apply to the securities of the series;

•	the form of the securities of the series; and

•	any other terms of the series (which terms shall not contradict the provisions of the applicable indenture).

Subsidiary Guarantee; Future Subsidiary Guarantees

Except as otherwise provided by a supplemental indenture, senior debt securities will be guaranteed on a senior unsecured basis, and subordinated debt securities will be guaranteed on a subordinated unsecured basis, by Lion Holdings or any other of our domestic subsidiaries (any such subsidiary, together with Lion Holdings, a “subsidiary guarantor”) that becomes a borrower or guarantor under the Senior Unsecured Credit Facility (the “Credit Facility”), among us, Lion Holdings and a syndicate of banks, dated April 20, 2012 (as it may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time). On February 14, 2014 Voya Financial, Inc. entered into an amended and restated Revolving Credit Agreement, which amended and restated the original Revolving Credit Agreement that formed part of the Credit Facility. The term loan agreement, which formed the other part of the original Credit Facility, matured on April 20, 2014. To the extent that any subsidiary guarantor, other than Lion Holdings, guarantees debt securities offered by means of this prospectus at the time of such offering, such subsidiary guarantor will be named as a co-registrant in a post-effective amendment to the registration statement of which this prospectus forms a part or, if permitted by the applicable rules and regulations of the SEC, in the applicable prospectus supplement.

The guarantee of a subsidiary guarantor, except for Lion Holdings, if any, will terminate if such subsidiary guarantor is permanently released from its guarantee under the Credit Facility.

Each guarantee of senior debt securities, if any, constitutes the senior unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future senior unsecured indebtedness.

Each guarantee of subordinated debt securities, if any, constitutes the subordinated unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future subordinated unsecured indebtedness.

Each indenture provides that these provisions will be equally applicable to any additional guarantees that may be given in the future.

The obligations of the subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of the subsidiary guarantor under its guarantee could be significantly less than amounts payable with respect to the guaranteed debt securities so guaranteed, or the subsidiary guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis.

We and Lion Holdings Are Holding Companies

Because we and Lion Holdings are holding companies, our and Lion Holdings’ right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of debt securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we or Lion Holdings may be recognized as a creditor of that subsidiary, respectively. Accordingly, debt securities will be effectively subordinated to the indebtedness and other obligations of each of our subsidiaries, including policyholder liabilities and contract owner balances, other than, in the case of senior debt securities, the indebtedness and other obligations of any subsidiary guarantor of such senior debt securities and, in the case of subordinated debt securities, the non-senior indebtedness (as described below in “—Subordination”) of any subsidiary guarantor of such subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

So long as any series of debt securities is outstanding, we may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than our direct or indirect wholly owned subsidiary, and no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly owned subsidiary, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no Event of Default (as defined below) or event that, after notice or lapse of time or both would become an Event of Default, has occurred and is continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the applicable indenture.

Each indenture provides that, for the avoidance of doubt, a sale or other disposition of ING USA Annuity and Life Insurance Company, Security Life of Denver International Limited, their respective assets or any assets constituting all or part of our Closed Block Variable Annuity segment does not constitute a sale or other disposition of substantially all of our properties and assets.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the applicable indenture with respect to a series of debt securities, unless otherwise stated in a prospectus supplement:

•	our failure to pay any interest (including additional interest) on the debt securities of that series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on the debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	our failure to observe or perform any other of our covenants or agreements with respect to the debt securities of that series for 90 days after we receive notice of such failure;

•	certain events of default under any indebtedness for money borrowed by us or by any subsidiary guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to us in accordance with the applicable indenture by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding, specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged;

•	certain events of bankruptcy, insolvency or reorganization of our Company or any subsidiary guarantor; and

•	any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default with respect to a series of debt securities shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the securities) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Any past default under the applicable indenture with respect to a series of debt securities, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of that series of debt securities then outstanding, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the debt securities, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each debt security affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to any series of debt securities (without regard to any grace period or notice requirements), to give to the holders of such series of debt securities notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to such series of debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series of debt securities.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such series of debt securities. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series of debt securities.

No holder of debt securities may institute any action against us under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt securities or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the

Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding under the applicable indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under the applicable indenture.

Defeasance

We may discharge certain obligations to holders of debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to such series of debt securities (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to such series of debt securities (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of cash and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. We must comply with the conditions in the applicable indenture in order to be deemed to have paid and discharged the entire indebtedness represented by a series of debt securities of a series then outstanding. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring, in the case of senior debt securities, after the date of the Senior Indenture, or, in the case of subordinated debt securities, after the issue date of such series of subordinated debt securities. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with and that such defeasance or covenant defeasance shall not cause any securities of such series then listed on any registered national securities exchange to be delisted. The Subordinated Indenture provides that we shall also have delivered to the Trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

We may exercise our defeasance option with respect to a series of debt securities notwithstanding our prior exercise of our covenant defeasance option upon such series of debt securities.

Modification and Waiver

We and the Trustee may supplement the applicable indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of any series without the consent of those holders. We and the Trustee may also modify the applicable indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities of any series with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series issued under the applicable indenture. However, the applicable indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of the debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment of any debt security;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or the conversion price of, such debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of any debt security; or

•	modify any of the above provisions.

Restrictive Covenants Applicable to Senior Debt Securities

The Senior Indenture provides for the following restrictive covenants applicable to senior debt securities:

Limitation on Liens. So long as any series of senior debt securities is outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Lion Holdings, ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security Life of Denver International Limited or ING Investment Management LLC;

•	any successor to substantially all of the business of any such Person which is also our subsidiary; or

•	any other subsidiary of ours having direct or indirect control of any such Person or successor (each Person or successor referred to in this bullet or the preceding two bullets, a “Restricted Subsidiary”).

However, this restriction will not apply if each series of senior debt securities then outstanding is secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any series of senior debt securities is outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Restricted Subsidiary except for:

•	a sale or other disposition of any of such stock to our wholly owned subsidiary;

•	a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by our Board of Directors acting in good faith);

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries; or

•	a sale or other disposition of the stock of ING USA Annuity and Life Insurance Company or Security Life of Denver International Limited.

Subordination

The payment of the principal of and interest on subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture. Each guarantee of subordinated debt securities will be the unsecured, subordinated obligation of the relevant subsidiary guarantor and is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of such subsidiary guarantor’s senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, in each case of ours or the relevant subsidiary guarantor, whether incurred prior to, on or after the date of the offering of a series of subordinated debt securities:

•	all obligations (other than obligations pursuant to the Subordinated Indenture and the subordinated debt securities) for money borrowed;

•	all obligations evidenced by securities, notes (other than any series of subordinated debt securities), debentures, bonds or other similar instruments (other than the guarantee of a subsidiary guarantor of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all capital lease obligations;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	all obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•	all payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we or the subsidiary guarantor has assumed or guaranteed or for which we or the subsidiary guarantor is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

Subordinated debt securities will rank senior to all of our equity securities and pari passu with any debt securities outstanding or that we issue in the future that are expressly stated to rank equally with the subordinated debt securities (collectively, our “pari passu securities”). Each guarantee of subordinated debt securities will rank senior to all of the relevant subsidiary guarantor’s equity securities and pari passu with all of the debt securities and guarantees of such subsidiary guarantor that are expressly stated to rank equally with its guarantee.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us or the relevant subsidiary guarantor in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities, including our pari passu securities, or those of the relevant subsidiary guarantor, as the case may be.

If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal of or premium (if any) or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any Event of Default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or Event of Default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or Event of Default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal of or premium or interest on the subordinated debt securities and such other obligations due at that time before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

If we breach the Subordinated Indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities.

The Subordinated Indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name the security is registered at the close of business on the record date for the interest.

Principal, interest and premium on a debt security will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Exchanges and transfers

Holders may exchange or transfer debt securities at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated debt securities at that office. The Trustee acts as our agent for registering the debt securities in the names of holders and transferring the debt securities. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

Holders will not be required to pay a service charge to transfer or exchange the debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Senior Indenture and the Subordinated Indenture are, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the Senior Indenture and the Subordinated Indenture is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Tax Considerations

Important United States federal income tax considerations and consequences applicable to a series of debt securities may be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock. As used in this “Description of Our Capital Stock”, the terms “Company”, “we”, “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares, including: (i) 900,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. As of June 2, 2014, we had outstanding 253,950,506 shares of our common stock, held of record by two stockholders, including Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	terms of, and conditions upon, dividends payable to holders;

•	conversion and exchange rights;

•	voting rights;

•	repurchase obligations of our Company;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

There are no current agreements or understandings with respect to the issuance of preferred stock, except that, pursuant to the Shareholder Agreement entered into by us and ING Group in connection with our initial public offering (“IPO”), until such time as ING Group ceases to beneficially own at least 30% of our outstanding common stock, the prior consent of ING Group will be required before we may issue any shares of preferred stock, subject to certain exceptions set forth in the Shareholder Agreement. The Shareholder Agreement has been filed as an exhibit to our 2013 Annual Report, which is incorporated by reference into this prospectus. Our Board of Directors has no present intention to issue any shares of preferred stock.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation, amended and restated by-laws, Delaware law and insurance regulations applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation and amended and restated by-laws prohibit stockholders from calling special meetings of our stockholders and from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•	at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203.

Board of Directors

Our amended and restated certificate of incorporation provides that the number of directors of the Company will be established from time to time pursuant to our amended and restated by-laws. However, until such time as ING Group first ceases to own at least twenty percent of our outstanding common stock, the number of directors shall not be fewer than seven or greater than nine. See “Item 13. Certain Relationships and Related Transactions, and Director Independent—Continuing Relationship with ING Group—Shareholder Agreement—Board of Directors and ING Group Rights with Respect to Director Nomination”, included in Amendment No. 1 to the 2013 Annual Report, which is incorporated by reference into this prospectus.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us or our subsidiaries. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, ten percent or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our Company, even if our Board of Directors decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, we have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Potential Business Opportunities

Our amended and restated certificate of incorporation provides that certain of our directors, who have also served or may serve as directors, officers, employees or agents of ING Group (“Overlap Directors”), are relieved of any obligation to refer potential business opportunities to the Company or to notify the Company of potential business opportunities of which they become aware, and they may instead refer such opportunities to ING Group at which time we will be deemed to have renounced any interest or right with respect to such potential business opportunity. The only exception to this waiver is in the case of a “Restricted Business Opportunity,” which is defined to mean a business opportunity (i) expressly presented or offered in writing to the Overlap Director solely in his or her capacity as a director of the Company and for the benefit of the Company; (ii) for which the Overlap Director believed that the Company possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit; and (iii) substantially all of which, at the time it is presented to the Overlap Director, is, and is expected to remain, an opportunity relating to the retirement solutions, investment management and insurance solutions businesses actively engaged in by the Company in the United States as of April 30, 2013, provided, that the Company is still directly engaged in that business at the time the business opportunity is presented or offered to the Overlap Director.

Our amended and restated certificate of incorporation provides that any person purchasing or otherwise acquiring shares of our common stock, or any interest therein, is deemed to have notice of the provisions described under this “Potential Business Opportunities” caption and to have consented to such provisions.

Our amended and restated certificate of incorporation also provides that no contract, agreement, arrangement or transaction entered into between us and ING Group prior to the completion of our IPO shall be void or voidable or be considered unfair solely because ING Group is a party thereto or because any directors, officers or employees of ING Group were present at or participated in any meeting at which the contract, agreement, arrangement or transaction was authorized. To the extent permitted by law, no such contract, agreement, arrangement or transaction shall be considered to be contrary to any fiduciary duty of any Overlap Director and no Overlap Director shall have any fiduciary duty to us (or to any stockholder) to refrain from acting on behalf of the Company or ING Group in respect of any such contract, agreement, arrangement or transaction in accordance with its terms. Future contracts or transactions between the Company and ING Group shall not be void or voidable solely because a director or officer of ING Group is present at or participates in the meeting of the Company’s board of directors which authorizes the contract or transaction or because his or her votes are counted toward such authorization, provided that (i) the board of directors is aware of the material facts and the board or a committee in good faith authorizes the contract or transaction by a majority vote of the disinterested directors, (ii) the stockholders entitled to vote on such matter are aware of the material facts and specifically approve in good faith such contract or transaction, or (iii) the contract or transaction is fair to the Company at the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Ownership Limitations

The provisions of Article Fifteenth of our amended and restated certificate of incorporation (the “Ownership Limitations”) previously restricted certain transfers of a direct or indirect interest in our common stock and certain other securities in order to reduce the possibility of an event occurring that would materially limit the use of certain of the Company’s tax attributes, including certain NOLs and capital loss carryforwards, pursuant to Section 382 of the Internal Revenue Code of 1986, as amended. By the terms of the Ownership Limitations, they expired on March 25, 2014 and are of no further effect, as a result of the completion of certain sales of our common stock by ING Group.

Registration Rights Agreement

Concurrently with our IPO, we entered into a registration rights agreement with ING Group, pursuant to which ING Group is able to require us to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by ING Group. Registrable securities consist of shares of our common stock, warrants to purchase shares of our common stock and the shares of our common stock issuable upon the exercise of such warrants. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. In addition, ING Group will have certain “piggyback” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain such cases. These registration rights may be transferred by ING Group to any person in amounts constituting not less than ten percent of our outstanding common stock. We will be responsible for the expenses associated with any sale under the agreement by ING Group, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the NYSE under the symbol “VOYA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

ING Group Warrants

In conjunction with our IPO, we issued to ING Group warrants exercisable for a number of shares of our common stock equal in the aggregate to 26,050,846 shares of our common stock (the “ING Group Warrants”). The current exercise price of the warrants is $48.75 per share of common stock, subject to adjustments, including for stock dividends, certain cash dividends, subdivisions, combinations, reclassifications and non-cash distributions. The warrants also provide for, upon the occurrence of certain change of control events affecting the Company, an increase in the number of shares to which a warrant holder will be entitled upon payment of the aggregate exercise price of the warrant. The warrants became exercisable (subject to the limitation stated below with respect to ING Group and its affiliates) starting on the first anniversary of the completion of our IPO (May 7, 2014) and expire on the tenth anniversary of the completion of our IPO (May 7, 2023). The warrants are net share settled, which means that no cash will be payable by a warrant holder in respect of the exercise price of a warrant upon exercise. Such warrant holder will receive the number of shares of common stock equal to the number of shares into which the warrant is exercisable less the number of shares having a value equal to the aggregate exercise price. The value of the shares for purposes of the net share settlement will be determined based on the volume-weighted average prices of shares of common stock on the NYSE (or such other principal stock exchange on which such shares are traded at the time of exercise) during the ten consecutive trading day period beginning on and including the trading day immediately following the exercise date.

Warrant holders are not entitled, by virtue of holding warrants, to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders until they become holders of the shares of our common stock issued upon exercise of the warrants.

The warrants are not subject to any contractual restrictions on transfer.

The warrants are not exercisable by ING Group or any of its affiliates before January 1, 2017, but are exercisable in accordance with their terms before January 1, 2017, by holders other than ING Group or its affiliates, if any. For so long as ING Group holds warrants, ING Group will have registration rights under the registration rights agreement we have entered into with ING Group, with respect to such warrants and the shares to be issued upon exercise thereof. See “Description of Our Capital Stock—Registration Rights Agreement”, above.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless otherwise specified in any prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities on an exchange, but are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Remarketing Transactions and Other Resales

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by under agreements that may be entered into with us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Sales by Selling Securityholders

ING Group or another Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock or ING Group Warrants. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF DEBT SECURITIES

References to “Voya Financial,” “us,” “we” or “our” in this section mean Voya Financial, Inc. and do not include our subsidiaries. In this section we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your name so you can be a holder, if that is permitted in the future;

•	how it would exercise the rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the global debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by ING Group of up to (i) 136,168,220 shares of our common stock (including shares underlying the ING Group Warrants) and (ii) the ING Group Warrants. See “Description of Warrants—ING Group Warrants”. In certain circumstances, ING Group is entitled to transfer its rights with respect to registration of such common stock and the ING Group Warrants, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to ING Group and any such transferee who offers or sells securities hereunder as a “Selling Securityholder”. See “Description of Our Capital Stock—Registration Rights Agreement”. Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. For more information about ING Group, see “Item 13. Certain Relationships and Related Transactions, and Director Independence”, included in Amendment No. 1 to the 2013 Annual Report, which is incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriters by counsel to the underwriters that will be named in the applicable prospectus supplement. Unless otherwise specified in any prospectus supplement, certain legal matters related to Connecticut law may be passed upon for us by Day Pitney LLP. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Bridget M. Healy, Executive Vice President and Chief Legal Officer of Voya Financial, or another Voya Financial attorney. Ms. Healy is regularly employed by Voya Financial, participates in various Voya Financial employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. included in Voya Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

             Shares

Common Stock

Prospectus Supplement

Morgan Stanley	BofA Merrill Lynch

September     , 2014